Exhibit 99.1

Benson Hill Announces Second Quarter 2023 Financial Results

•Reported revenues increased 16 percent year-over-year to approximately $109 million, including a 53 percent increase in proprietary revenues.
•Reported gross profit was $3 million ($6.1 million when excluding an approximate $3.1 million impact from open mark-to-market timing differences).
•Management announced an additional expected $10 million in annualized operating cost reductions in 2024.
•The Company ended the second quarter with $118 million of cash restricted cash, and marketable securities.
•Management modifies its 2023 guidance for lower operating expenses, lower capital expenditures, and narrowing the range for consolidated gross profit.

ST. LOUIS, MO – Aug. 9, 2023 - Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced operating and financial results for the quarter ended June 30, 2023.

“Our team performed well and delivered solid second quarter results that support the outlook for a strong year in 2023,” said Deanie Elsner, Interim Chief Executive Officer of Benson Hill. “After nearly two months as interim CEO and more than four years on the Company’s Board of Directors, I continue to be impressed with our competitive advantages in technology, innovation pipeline, and the strength of the talent here. However, in light of the evolving market conditions, the time is right to initiate a broad strategic review to identify the most effective ways to unlock the Company’s full potential behind our technology platform and innovation pipeline.”

Second Quarter Results Compared to the Same Period of 2022
The following financial results exclude the completed divestiture of the Fresh business on June 30, 2023. The impact of open mark-to-market timing differences on the statement of operations and reconciliation of non-GAAP financial measures can be found in the accompanying financial tables.

•Reported revenues were $109 million, an increase of $15.4 million, or 16.5 percent. Strong customer demand and greater availability of proprietary soy ingredients, meal and edible oil products resulted in a 52.8 percent increase in proprietary revenues to $18.6 million. Non-proprietary revenues increased 11 percent due to a continuation of favorable soy and yellow pea commodity prices and strong operational execution. Reported revenues included an unfavorable $0.3 million impact from open mark-to-market timing differences.
•Gross profit was $3 million, a decrease of $2.8 million. Excluding an unfavorable impact of $3.1 million from open mark-to-market timing differences, gross profit increased by $5.6 million to $6.1 million and gross margins were 5.6 percent. Favorable top line growth was partially offset by continued inflationary and supply chain pressures.
•Operating expenses were $40.4 million, an increase of $8.1 million. The increase was driven by a $19.2 million impairment of the carrying value of goodwill. Excluding the recorded impairment, operating expenses declined by $11.1 million to $21.2 million.
•Selling, general and administrative expenses were $10.9 million, a decrease of $9.4 million or 46.5 percent due to a $6.2 million decrease in non-cash stock-based compensation.

◦R&D expenses were $10.3 million, a decrease of $1.7 million or 14.1 percent.
•Inclusive of open mark-to-market timing differences and impairment of goodwill, net loss from continuing operations, net of income taxes, was $49.1 million, an increase in the reported loss by $24 million. Adjusted EBITDA was a loss of $16.1 million compared to a loss of $14 million. Excluding the impact of open mark-to-market timing differences, the Adjusted EBITDA loss in the quarter was $13 million compared to a loss of $19.2 million.
•Cash, restricted cash, and marketable securities of $117.9 million were on hand as of June 30, 2023.
First Six-Month Results Compared to the Same Period of 2022
•Revenues were $243.7 million, an increase of $83.9 million, or 52.5 percent. Proprietary revenues were $43.9 million, an increase of 67.3 percent. Reported revenues included a favorable $6.5 million impact from open mark-to-market timing differences.
•Gross profit was $12.5 million, an increase in profitability of $15.7 million, which includes a $2.1 million impact related to favorable open mark-to-market timing differences.
•Operating expenses were $69.2 million, an increase of $4.4 million, or 6.7 percent, which includes a $19.2 million impairment of the carrying value of goodwill and a one-time $6.2 million decrease in non-cash stock-based compensation. Excluding these one-time and non-cash items, operating expenses declined by 13.3 percent to $56.2 million and included cost reductions realized through the Company’s Liquidity Improvement Plan.
•Inclusive of the mark-to-market timing differences and impairment of goodwill, the reported net loss from continuing operations, net of income taxes, was $54 million compared to a net loss of $42.5 million. Adjusted EBITDA was a loss of $26.8 million compared to a loss of $45.1 million.
2023 Outlook
Excludes the Fresh business which was divested on June 30, 2023 and was classified as discontinued operations until its divestiture.
Management reaffirmed its guidance for proprietary revenues from $100 million to $110 million, a 40 percent to 50 percent increase over the prior year. Non-proprietary revenues are expected to decline moderately on a year-over-year basis in favor of proprietary products, which continues to set the expectation for consolidated revenues to be in the range of $390 million to $430 million.
Consolidated gross profit is now expected to be $20 million to $25 million compared to the prior guidance of $20 million to $30 million. This represents a more than doubling of gross profit compared to the prior year, driven by anticipated increases in proprietary sales, a greater contribution from partnership and licensing agreements, and favorable soy commodity markets for non-proprietary product sales. This outlook includes assumptions for a continuation of inflationary pressures and challenges in supply chain logistics.
The Company is taking additional actions to reduce operating expenses by $10 million annually in 2024. The operating expense savings from the Liquidity Improvement Plan are now expected to be approximately $33 million, an increase in savings from the previously disclosed $23 million target. Management now expects to realize $15 million of operating expense savings in 2023 compared to the original $10 million target announced earlier this year. Including an unfavorable net impact of $12 million from one-time and non-cash expenses in the second quarter, management expects operating expenses in 2023 to be $122 million to $127 million and a net loss from continuing operations of $127 million to $137 million. Guidance for Adjusted EBITDA loss remains unchanged at $53 million to $58 million. Capital expenditures are expected to decline by approximately $5 million to a range of $15 million to $20 million. Guidance for free cash flow loss remains unchanged at $110 million to $118 million, given the uncertainty regarding the use of cash during the fall harvest.

Elsner added, “We are taking steps from a position of strength to ensure that we create the most value for shareholders and best orient our business to capture the opportunities ahead. Specifically, we are reducing additional costs across the organization, and the Board has retained Lazard Frères & Co. LLC to help the Company explore strategic alternatives. The Company is also exploring joint venture opportunities, partnerships with strategic and financial investors, asset sales, and licensing opportunities. We are meeting the latest challenges head on and continue to be adaptable in our approach to increasing shareholder value.”
Webcast
An earnings conference call webcast will begin at 8:30 a.m. ET today. The link to participate is available on the Investor Relations page of the Company’s website.
About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.
Use of Non-GAAP Financial Measures
In this press release, the Company includes references to non-GAAP performance measures. The Company uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By referencing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry. In addition, the Company has and may in the future modify how it calculates non-GAAP performance measures. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s condensed consolidated financial statements and publicly filed reports in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words, as well as the negative of such statements. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s current guidance regarding certain expected 2023 financial and operating results, including guidance regarding consolidated, proprietary and non-proprietary revenues, anticipated contribution from partnership and licensing agreements, margins, consolidated gross profit, net loss from continuing operations, Adjusted EBITDA, run rate cash savings, operating expenses, and free cash flow; statements regarding the Company’s current expectations and assumptions regarding the industries and markets in which it operates, and macro-economic trends, including regarding commodity markets and inflationary pressures; projections of market opportunity and supply chain constraints; statements regarding the Company’s Liquidity Improvement Plan and other cost-saving measures, actions to implement such plan, and the anticipated benefits of such plans; expectations regarding revenue and gross profit mix; the Company’s ability to identify and evaluate its strategic alternatives and effect potential strategic opportunities in ways that maximize shareholder value; expectations regarding the Company’s ability to continue as a going concern; statements regarding the execution of the Company’s business plan, the strategic review of the Company’s business, and the Company’s executive leadership transition;; expectations regarding future costs and uses of free cash flow; expectations regarding the unwinding of mark-to-market timing differences and the Company’s assessment of its futures contracts; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; expectations regarding the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; the Company’s outlook and financial and other guidance. Factors that may cause actual results to differ materially from current expectations and guidance include, but are not limited to: risks associated with the Company’s Liquidity Improvement Plan and other cost saving measures, including potentially adverse impacts on the Company’s business and prospects even if such plan are successful; the risk that the Company’s actions relating to its Liquidity Improvement Plan and other cost saving measures may be insufficient to achieve the objectives of such plans; liquidity and other risks relating to the Company’s ability to continue as a going concern; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; the risk that the Company will be unable to renegotiate or retire any of its existing debt by entering into an amended or new facility in a timely manner, on favorable terms, or at all; risks relating to the failure to realize the anticipated benefits of the Company’s shelf registration statement, including its at-the-market facility, or otherwise failing to raise equity or other capital to supplement its cash needs; risks associated with the Company’s execution of its executive leadership transition, including, among others, risks relating to maintaining key employee, customer, partner and supplier relationships; risks relating to the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments and the fair valuation of futures contracts; the risk that the Company will not realize the anticipated benefits of the divestiture of the Fresh business; risks associated with managing capital resources; risks associated with maintaining relationships with customers and suppliers and developing and maintaining partnering and licensing relationships; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s ability to generally execute on its business strategy; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; risks associated with the Company’s transition to becoming a public company; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, including without limitation, any expectations about our operational and financial performance or achievements. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.
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Contacts
Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com

Benson Hill, Inc.
Material Items Included in Consolidated Revenues and Cost of Sales
(In Thousands)
Currently, the Company does not seek cash flow hedge accounting treatment for its derivative financial instruments; thus changes in fair value are reflected in current earnings.
Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with the Company’s committed future operating capacity. These mark-to-market timing differences are not indicative of the Company’s operating performance.
The table below summarizes the pre-tax gains and losses related to derivatives and contract assets and liabilities:

	Six Months Ended June 30, 2023
		Open Mark-to-Market Timing Differences
	YTD Reported	Q1 Impact	Q2 Impact	YTD Impact	YTD Excluding
Revenues	$243,681	$6,725	$(275)	$6,450	$237,231
Gross profit	$12,491	$5,229	$(3,110)	$2,119	$10,372
Total operating expenses	$69,199	$—	$—	$—	$69,199
Net loss from continuing operations, net of income taxes	$(53,960)	$5,229	$(3,110)	$2,119	$(56,079)
Adjusted EBITDA	$(26,822)	$5,229	$(3,110)	$2,119	$(28,941)
•See Adjusted EBITDA reconciliation in the accompanying financial tables.

Benson Hill, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In Thousands, Except Per Share Data)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$13,882	$25,053
Marketable securities	80,514	132,121
Accounts receivable, net	36,456	28,591
Inventories, net	42,670	62,110
Prepaid expenses and other current assets	28,941	29,346
Current assets of discontinued operations	4,226	23,507
Total current assets	206,689	300,728
Property and equipment, net	99,658	99,759
Finance lease right-of-use assets, net	63,185	66,533
Operating lease right-of-use assets	5,628	1,660
Goodwill and intangible assets, net	7,774	27,377
Other assets	9,367	4,863
Total assets	$392,301	$500,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,607	$36,717
Finance lease liabilities, current portion	3,725	3,318
Operating lease liabilities, current portion	1,310	364
Long-term debt, current portion	2,246	2,242
Accrued expenses and other current liabilities	22,224	33,435
Current liabilities of discontinued operations	4,031	16,441
Total current liabilities	54,143	92,517
Long-term debt, less current portion	105,185	103,991
Finance lease liabilities, less current portion	75,746	76,431
Operating lease liabilities, less current portion	6,512	1,291
Warrant liabilities	11,732	24,285
Conversion option liabilities	1,983	8,091
Deferred income taxes	155	283
Other non-current liabilities	242	129
Total liabilities	255,698	307,018
Stockholders’ equity:
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized, 207,467 and 206,668 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	21	21
Additional paid-in capital	608,522	609,450
Accumulated deficit	(468,369)	(408,474)
Accumulated other comprehensive loss	(3,571)	(7,095)
Total stockholders’ equity	136,603	193,902
Total liabilities and stockholders’ equity	$392,301	$500,920

Benson Hill, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$109,038	$93,631	$243,681	$159,757
Cost of sales	106,070	87,889	231,190	162,950
Gross profit (loss)	2,968	5,742	12,491	(3,193)
Operating expenses:
Research and development	10,313	12,006	22,955	24,301
Selling, general and administrative expenses	10,851	20,281	27,018	40,536
Impairment of goodwill	19,226	—	19,226	—
Total operating expenses	40,390	32,287	69,199	64,837
Loss from operations	(37,422)	(26,545)	(56,708)	(68,030)
Other (income) expense:
Interest expense, net	6,874	3,442	13,246	9,830
Changes in fair value of warrants and conversion option	3,036	(5,899)	(18,660)	(37,640)
Other expense, net	1,921	954	2,789	2,285
Total other (income) expense, net	11,831	(1,503)	(2,625)	(25,525)
Net loss from continuing operations before income taxes	(49,253)	(25,042)	(54,083)	(42,505)
Income tax expense (benefit)	(138)	56	(123)	17
Net loss from continuing operations, net of income taxes	(49,115)	(25,098)	(53,960)	(42,522)
Net (loss) income from discontinued operations, net of tax	(7,726)	(2,456)	(5,935)	(1,608)
Net loss attributable to common stockholders	$(56,841)	$(27,554)	$(59,895)	$(44,130)

Net loss per common share:
Basic and diluted net loss per common share from continuing operations	$(0.26)	$(0.14)	$(0.29)	$(0.24)
Basic and diluted net loss per common share from discontinued operations	$(0.04)	$(0.01)	$(0.03)	$(0.01)
Basic and diluted total net loss per common share	$(0.30)	$(0.15)	$(0.32)	$(0.25)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	187,725	185,530	187,421	173,189

Benson Hill, Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss attributable to common stockholders	$(56,841)	$(27,554)	$(59,895)	$(44,130)
Foreign currency:
Comprehensive income (loss)	—	20	—	(45)
	—	20	—	(45)
Marketable securities:
Comprehensive income (loss)	4,662	(4,393)	6,568	(8,159)
Adjustment for net income (loss) realized in net loss	(1,994)	1,022	(3,044)	2,229
	2,668	(3,371)	3,524	(5,930)
Total other comprehensive income (loss)	2,668	(3,351)	3,524	(5,975)
Total comprehensive loss	$(54,173)	$(30,905)	$(56,371)	$(50,105)

Benson Hill, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(59,895)	$(44,130)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,596	10,942
Stock-based compensation expense	(1,214)	11,359
Bad debt expense	(197)	445
Changes in fair value of warrants and conversion option	(18,660)	(37,640)
Accretion and amortization related to financing activities	4,318	5,875
Realized losses on sale of marketable securities	3,044	2,229
Impairment of goodwill	19,226	—
Other	2,593	3,521
Changes in operating assets and liabilities:
Accounts receivable	(1,614)	(5,469)
Inventories	31,072	9,117
Other assets and other liabilities	909	5,293
Accounts payable	(23,708)	(12,722)
Accrued expenses	(10,751)	(7,552)
Net cash used in operating activities	(44,281)	(58,732)
Investing activities
Purchases of marketable securities	(75,050)	(248,637)
Proceeds from maturities of marketable securities	41,759	9,549
Proceeds from sales of marketable securities	84,385	170,217
Purchase of property and equipment	(6,956)	(5,637)
Acquisition, net of cash acquired	—	(1,034)
Proceeds from divestiture of discontinued operations	1,928	—
Other	36	—
Net cash provided by (used in) investing activities	46,102	(75,542)
Financing activities
Contributions from PIPE Investment, net of transaction costs $3,761 in 2022	—	81,234
Repayments of long-term debt	(4,313)	(4,576)
Proceeds from issuance of long-term debt	—	24,078
Payments of debt issuance costs	(2,000)	(38)
Borrowing under revolving line of credit	—	12,491
Repayments under revolving line of credit	—	(11,783)
Payments of finance lease obligations	(1,595)	(629)
Proceeds from exercise of stock awards, net of withholding taxes	140	1,351
Net cash (used in)/provided by financing activities	(7,768)	102,128
Effect of exchange rate changes on cash	—	(45)
Net decrease in cash and cash equivalents	(5,947)	(32,191)
Cash, cash equivalents and restricted cash, beginning of period	43,321	78,963
Cash, cash equivalents and restricted cash, end of period	$37,374	$46,772

Supplemental disclosure of cash flow information
Cash paid for taxes	$2	$1
Cash paid for interest	$9,555	$5,900
Supplemental disclosure of non-cash activities
PIPE Investment issuance costs included in accrued expenses and other current liabilities	$—	$362
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$333	$2,255
Financing leases commencing in the period	$—	$806

Benson Hill, Inc.
Non-GAAP Reconciliation
(In Thousands)
This press release contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below. The Company defines Adjusted EBITDA as net loss from continuing operations excluding income taxes, interest, depreciation, amortization, stock-based compensation, changes in fair value of warrants and conversion option, goodwill, and long-lived asset impairment, restructuring-related costs (including severance costs) and the impact of significant non-recurring items. The Company defines free cash flow as net cash used in (provided by) operating activities minus capital expenditures.
Adjustments to reconcile net loss from our continuing operations to Adjusted EBITDA are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss from continuing operations	$(49,115)	$(25,098)	$(53,960)	$(42,522)
Interest expense, net	6,874	3,442	13,246	9,830
Income tax expense (benefit)	(138)	56	(123)	17
Depreciation and amortization	5,333	5,048	10,596	9,940
Stock-based compensation	(4,073)	5,676	(1,259)	11,359
Changes in fair value of warrants and conversion option	3,036	(5,899)	(18,660)	(37,640)
Impairment of goodwill	19,226	—	19,226	—
Severance	1,126	124	1,238	289
Other	1,642	2,649	2,874	3,584
Total Adjusted EBITDA	$(16,089)	$(14,002)	$(26,822)	$(45,143)
Adjustments to reconcile estimated 2023 net loss from continuing operations to estimated Adjusted EBITDA are as follows:

	2023 Estimate*
Consolidated net loss from continuing operations	$(127,000)	to	$(137,000)
Interest expense, net	27,000	to	29,000
Depreciation and amortization	21,000	to	23,000
Stock-based compensation	7,000	to	8,000
Impairment of goodwill	19,000	to	19,000
Total Adjusted EBITDA	$(53,000)	to	$(58,000)

Adjustments to reconcile the estimated 2023 free cash flow are as follows:

	2023 Estimate*
Consolidated net loss from continuing operations	$(127,000)	to	$(137,000)
Depreciation and amortization	21,000	to	23,000
Stock-based compensation	7,000	to	8,000
Impairment of goodwill	19,000	to	19,000
Changes in working capital	(17,000)	to	(19,000)
Other	2,000	to	8,000
Net Cash Used in Operating Activities	$(95,000)	to	$(98,000)
Payments for the acquisition of property and equipment	(15,000)	to	(20,000)
Free Cash Flow	$(110,000)	to	$(118,000)
* Categories such as income tax expense (benefit) and changes in fair value of warrants and conversion option, and significant non-recurring items may impact the actual full-year non-GAAP reconciliation for both Adjusted EBITDA and Free Cash Flow. These amounts cannot be estimated at this time.